UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Chase Manhattan Plaza, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 6, 2014, Assurant, Inc. (the “Company”) announced that Robert B. Pollock, 59, plans to retire as President, Chief Executive Officer and director of the Company, effective December 31, 2014, after 33 years with the Company. As part of its established succession planning process, the Company’s Board of Directors has commenced a search to evaluate both internal and external candidates for Mr. Pollock’s successor.

In addition, the Company announced that Michael J. Peninger, 59, plans to retire this year as Executive Vice President and Chief Financial Officer of the Company after 29 years with the Company.

(c) On May 6, 2014, the Company announced that Christopher J. Pagano will succeed Mr. Peninger as Executive Vice President and Chief Financial Officer, effective August 15, 2014. Mr. Pagano, 50, has been Executive Vice President, Treasurer and Chief Investment Officer of the Company since July 2007 and President of Assurant Asset Management, a division of the Company, since January 2005. Mr. Pagano joined the Company in 1996 from Merrill Lynch where he was a vice president and government strategist in global fixed income research. He began his career at Morgan Stanley. Mr. Pagano is a Chartered Financial Analyst.

A copy of the Company’s May 6, 2014 news release announcing these events is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1	News Release, dated May 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

Date: May 6, 2014	By:	/s/ Stephen W. Gauster
Stephen W. Gauster
Senior Vice President, Chief Corporate Counsel and Assistant Secretary